                                                                EXHIBIT 10.31


                                TRUST AGREEMENT
                                ---------------


     TRUST AGREEMENT made and entered into as of the __________ day of _______________, 199 _____, by and between Santa Fe Pacific Corporation, a corporation organized under the laws of the State of Delaware hereinafter referred to as the ("Company") and THE BANK OF NEW YORK, a New York banking corporation (hereinafter referred to as the "Trustee").

     WHEREAS, the Company has established the Santa Fe Pacific Supplemental Retirement and Savings Plan (as from time to time amended, the "Plan") as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees from time to time participating in the Plan; and

     WHEREAS, under the Plan, the Company is required to pay Benefits to the Participants or their Beneficiaries; and

     WHEREAS, the Company intends from time to time to contribute cash (or other property reasonably acceptable to the Trustee), which cash or property will, as and when received by the Trustee, constitute a trust fund to aid the Company in meeting its obligations to make payments of Benefits to Participants and Beneficiaries under the Plan and to assure that such obligations are met after a Change in Control; and

     WHEREAS, the establishment of this Trust shall not affect the Company's continuing obligation to make payments to Participants and Beneficiaries under the Plan except that the Company's liability thereunder shall be offset by actual payments made on its behalf by the Trustee hereunder; and

     WHEREAS, the Company intends that the Trust Fund shall be held by the Trustee and invested, reinvested and distributed all in accordance with the provisions of this Trust Agreement; and

     WHEREAS, the Plan provides, and the Company intends, that the assets of the Trust Fund shall be and remain subject to the claims of the Company's creditors as herein provided and that the plan not be deemed funded solely by virtue of the existence of this Trust; and

     WHEREAS, the Trust is intended to be a "grantor trust" with the result that the corpus and income of the Trust are treated as assets and income of the Company pursuant to Sections 671 through 679 of the Code; and

     WHEREAS, the Company intends that the Plan not be deemed funded within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), despite the existence of this Trust; and

     WHEREAS, the Trust shall initially be revocable but shall become irrevocable upon the occurrence of a Change in Control.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

1.  DEFINITIONS; ESTABLISHMENT OF TRUST

     1.1. Definitions. Whenever used in this Trust Agreement, unless otherwise provided or the context otherwise requires.

           (a) "Account" shall mean the account established in the Trust Fund with respect to a Participant in accordance with Section 3.1 hereof.

           (b) "Administrator" shall mean the individual, individuals or committee appointed by the Board of Directors of the Company to control and manage the operation and administration of the plan.

           (c) "Affiliate" shall mean any person, corporation or other entity which the Company shall have advised the Trustee in writing is a subsidiary or affiliate of the Company or its successor which owns 20% or more of the voting securities of the Company.

           (d) "Authorized Officer" shall mean the Chairman, President, and Vice President, the Secretary or the Treasurer of the Company or any other person or persons as may be designated by any such officer.

           (e) "Beneficiary" shall mean the beneficiary of a Participant as set forth on the Payment Schedule or as thereafter changed in accordance with this Trust Agreement and which is in effect on the date of the Participant's death. If no designated beneficiary survives the Participant or if no Beneficiary is designated as provided herein, the legal representative of the Participant's estate shall be the Beneficiary. If a designated beneficiary survives the Participant but dies before payment in full of Benefits from the Trust has been made, the legal representative of such beneficiary's estate shall become the Beneficiary. References to a Participant in this Trust Agreement in connection with payments hereunder shall also refer to such Participant's Beneficiary unless the context clearly requires otherwise.

           (f) "Benefits" shall mean the payments required to be made to a Participant or his Beneficiary pursuant to a Payment Schedule.

           (g) "Change in Control" shall have the meaning assigned to such term by Section 6.2 hereof.

           (h) "Code" shall mean the Internal Revenue Code of 1986 as from time to time amended.

           (i) "Company" shall mean Santa Fe Pacific Corporation or its successors.

           (j) "Final Determination" shall mean (i) an assessment of tax by the Internal Revenue Service addressed to the Participant of his Beneficiary which is not timely appealed to the courts; (ii) a final determination by the United States Tax Court or any other Federal Court, the time for an appeal thereof having expired or been waived; or (iii) an opinion by the Company's counsel, addressed to the Company and the Trustee and in form and substance satisfactory to the Trustee, to the effect that amounts held in the Trust are subject to Federal income tax tot he Participant or his Beneficiary prior to payment. Notwithstanding the foregoing, no Final Determination shall be deemed to have occurred until the Trustee has actually received a copy of the assessment, court order or opinion which forms the basis thereof and such other documents as it may reasonably request.

           (k) "Incumbency Certificate" shall mean a certificate of the Secretary of any Assistant Secretary of the Company identifying the Administrator (or every meager thereof if the Administrator consists of more than one person) and each Authorized Officer, which certificate shall include the name, title and specimen signature of each such person and any changes thereto.

           (l) "Insolvent" with respect to the Company means that (i) the Company is unable to pay its debts generally as they come due and/or (ii) the Company is subject to a pending proceedings as a debtor under the Federal Bankruptcy Code or any successor statute.

           (m) "Investment Guideline" shall mean the Investment Guidelines in effect pursuant to Section 2.2.

           (n) "Participant" shall mean at the time of determination, an employee of the Company participating in the Plan with respect to whom a Payment
Schedule is then in effect and for whom an Account is then in existence.

           (o) "Payment Schedule" shall mean, collectively, the list of Participants in the form of Exhibit A and the schedule of Benefits payable from the Trust Fund to such Participants in the form of Exhibit A-1 or any amendment or substitution thereof as may be provided to the Trustee by the Company prior to a Change in Control in accordance with Section 4.5 of this Trust Agreement.

           (p) "Plan Year" shall mean the fiscal year ending on the last day of the calendar year.

           (q) "Potential Change in Control" shall exist during any period in which any of the following circumstances described in items (i), (ii), (iii) or
(iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

               (i) The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

               (ii) Any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the directors that there is no reasonable chance that such actions would be consummated.

               (iii) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company or The Atchison, Topeka and Santa Fe Railway Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or The Atchison, Topeka and Santa Fe Railway Company, or any corporation, owned, directly or indirectly, by the stockholders of the Company or The Atchison, Topeka and Santa Fe Railway Company in substantially the same proportions as their ownership of stock of the Company or The Atchison, Topeka and Santa Fe Railway company) is the beneficiary owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities. However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the company's securities immediately prior to the transaction or transactions.

               (iv) The Board adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

     Notwithstanding the foregoing definition, no Potential Change in Control shall be deemed to have occurred for purposes of this Trust Agreement unless and until the Trustee has actual knowledge from a Reliable Source, not including a Participant, of such Potential Change in Control.

           (r) "Reliable Source" shall mean (i) a report filed with the Securities and Exchange Commission, (ii) a public statement issued by the Company, or a periodical of general circulation, including, but not limited to, The New York Times or The Wall Street Journal, or (iii) a certificate of the Company signed by the Chief Executive Officer or by the Chairman of the Board of Directors.

           (s) "Termination" shall mean a Participant's termination of employment with the Company or its affiliates.

           (t) "Termination Affidavit" shall mean an affidavit of a Participant in the form annexed hereto as Exhibit C.

           (u) "Trust" shall mean the Trust established under this Trust Agreement.

           (v) "Trust Agreement" shall mean this trust agreement as from time to time amended.

           (w) "Trust Fund" shall mean the trust fund held from time to time by the Trustee hereunder consisting of all contributions received by the Trustee together with the investments and reinvestments made therewith and all net profits and earnings thereon less all payments and charges therefrom.

     1.2. Establishment and Title of the Trust.

          The Company hereby established with the Trustee a trust to be known as the "SFP Trust", consisting of such sums of money (and other property reasonably acceptable to the Trustee) as from time to time shall be paid or delivered to the Trustee. The Trustee acknowledges the receipt of $1,000.00 (the property listed on Schedule A) representing the initial contribution to the Trust. The Trust Fund shall be held by the trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Company shall at all times have the power to reacquire the Trust Fund by substituting readily marketable securities of equivalent value, net of any costs of disposition (other than securities issued by the Company or any Affiliate), and such other property shall, following such substitution, constitute the Trust Fund.

     1.3. Acceptable by the Trustee.

          The Trustee accepts the Trust established hereunder on the terms and conditions set forth herein and agrees to perform the duties imposed on it by this Trust Agreement.

     1.4. Incumbency Certificates.

          The Secretary or any Assistant Secretary of the Company, pursuant to authorization of the Board of Directors of the Company, will promptly deliver an Incumbency Certificate to the Trustee with respect to the Administrator (or every member thereof if the Administrator consists of more than one person) and each Authorized Officer and any changes thereto. The Trustee shall be entitled to rely on the identity of the Administrator and any Authorized Officer until it receives written notice tot he contrary.

     1.5. Effective Date.

          This Trust Agreement shall be effective as of the date and year first above-written provided that the Trustee shall have received an opinion of counsel to the Company.

2.   INVESTMENT AND ADMINISTRATION OF THE TRUST FUND

     2.1  Powers and Duties of the Trustee.

          In addition to every power and discretion conferred upon the Trustee by any other provision of this Trust Agreement, the Trustee will have the following express powers with respect tot he Trust Fund:

          (a) Subject tot he Investment Guidelines set forth in Section 2.2 hereof, to make investments and reinvestments of the assets of the Trust Fund, without distinction between principal and income; and in making and holding investments, the Trustee will not be restricted to those investments which are authorized by the law of the State of New York for the investment of trust funds, provided, however, that no investment shall be made in any securities or other obligations of the Company or of any Affiliate. The Trustee is further authorized and empowered to invest and reinvest all or any part of such assets through the medium of any common, collective or commingled trust fund or pool maintained by it as the same may have heretofore been or may hereafter be established or amended.

          (b) To retain, to exchange for any other property, to sell in any manner and at any time, any property, and to grant options to sell any such property, without regard to restrictions and without the approval of any court.

          (c) To vote personally or by proxy and to delegate power and discretion to such proxy.

          (d) To exercise subscription, conversion and other rights and options, and to make payments from the Trust Fund in connection therewith.

          (e) To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property, and in connection therewith, to delegate its discretionary powers and to pay assessments, subscriptions and other charges from the Trust Fund.

          (f) In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle and extend the time of payment of any claim of whatsoever nature in favor of or against the Trustee or all or any part of the Trust Fund and to commence or defend suits or other legal proceedings in connection therewith.

          (g) To make executory contracts and to grant options for any purposed, and to make such contracts and options binding on the Trust and enforceable against any property of the Trust Fund.

          (h) Upon any terms, to borrow money from any person (including, to the extent permitted by applicable law, the Trustee in its individual capacity) and to pledge assets of the Trust Fund as security for repayment.

          (i) To retain in cash without any obligation to earn any income (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust Fund and to deposit cash in any depository selected by the Trustee including the banking department of any bank acting as Trustee.

          (j) To hold assets in time or demand deposits (including deposits with the Trustee in its individual capacity which pay a reasonable rate of interest).

          (k) To employ agents, experts and counsel, to delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and counsel and to pay their reasonable fees and disbursements.

          (l) From time to time to register any property in the name of its nominee or in its own name, or to hold it unregistered or in such form that title shall pass by delivery or to cause the name to be deposited in a depository or clearing corporation or system established to settle transfers of securities and to cause such securities to be merged and held in bulk by the nominee of such depository or clearing corporation or system.

          (m) The Trustee shall, at the written direction of the Company, accept as a contribution to the Trust from the Company or otherwise purchase, retain or sell those individual cash value insurance policy contracts specified by the Company which are on the lives of one or more of the Executives from mutual or stock life insurance companies organized and existing under the laws of the United States of America or any state thereof, and holding a rating of not less than "A" as designated by A. M. Best Insurance Rating Service. The Trust shall be the owner of and beneficiary under such insurance policy contract. The issuer of each such insurance policy contract is authorized to make payments to Trustee, to act solely on the instructions of Trustee, and in every respect to deal solely on the instructions of Trustee as the absolute owner of such insurance policy contract.

               (i) Notwithstanding anything in this Agreement to the contrary, insurance policy contracts held in the Trust shall be dealt with in accordance with the provisions of this Section 2.1(m).

                         (1) The premiums on each insurance policy contract held
                    in the Trust as may be due from time to time shall be paid from the general assets of the Company or shall be paid by the Trustee from the Trust Corpus upon the written direction of the Corporation to the Trustee. When the Company directs the Trustee to pay insurance policy contracts from the Trust Corpus, it shall simultaneously indicate to the Trustee the specific assets to be used and/or liquidated to pay the insurance policy contract premiums. The Trustee shall exercise its powers with respect to an insurance policy contract in accordance with the instructions of the Company. The Trustee will deliver a copy of any premium notice which is receives from the insurer of an insurance policy contract to the Company as soon as practicable after the receipt thereof.

                         (2) In the event that the Trustee actually receives
                    written notice that an insurance policy contract lapses for any reason and notwithstanding any provisions herein to the contrary, the Trustee shall surrender such insurance policy contract to the issuer thereto in exchange for its cash surrender value. Any amounts received by the Trustee upon the surrender of an insurance policy contract shall become a part of the unallocated Trust.

                         (3) To the extent permitted by law, neither the Company
                    nor the Trustee shall be liable for the refusal of any insurance company to issue, modify or convey any such insurance policy contract, to take any other action requested by the Company or the Trustee, as the case may be, nor be liable for the form, genuineness, validity, sufficiency or effect of any such insurance policy contract, nor for the act of any person or persons that may render such contract null and void; nor for the failure of any issuer of any insurance policy contract to pay the proceeds and avails of such insurance policy contract as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in nay such insurance policy contract; nor for the fact that for any reason whatsoever any such insurance policy contract shall lapse or otherwise be uncollectible (including, without limitation, as a result of the failure of the company to pay any premium when due). The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Company pursuant to this Section 2.1(m) or failing to act in the absence of any such direction with respect to any such insurance policy contract or the acquisition of any insurance policy contract or exercise or nonexercise of any right or option thereunder.

     2.2. Investment Guidelines.

          (a) Establishment of Investment Guidelines Prior to a Change in Control. For periods prior to the occurrence of a Change in Control, the Company shall establish Investment Guidelines from time to time, to provide guidance to the Trustee with respect to the investment, retention, disposition and reinvestment of the assets of the Trust Fund. In establishing the Investment Guidelines, the Company shall exercise such discretion with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Company may from time to time amend the Investment Guidelines then in effect or substitute new Investment Guidelines. The Investment Guidelines, and any amendments thereto, shall be in writing, shall be signed by an Authorized Officer of the Company, and shall be filed with the Trustee.

     (b) Compliance with Investment Guidelines. Prior to the occurrence of a Change in Control, and subject to the provisions of Section 2.2(c), in exercising its powers under Section 2.1 hereof, the Trustee shall invest and reinvest the Trust Fund in accordance with the Investment Guidelines delivered to the Trustee in writing by the Company. Until the Trustee receives new Investment Guidelines, the Trustee may rely and shall be fully protected in relying on the last Investment Guidelines it has received.

     (c) Investment Guidelines On and After Change in Control, and Absence of Effective Investment Guidelines. On and after the occurrence of a Change in Control, and prior to a Change in Control if the Company has not delivered Investment Guidelines to the Trustee or there are no such Investment Guidelines then in effect, in exercising its powers under Section 2.1 hereof, the Trustee shall invest the Trust Fund in a manner that is consistent with the overall objective of preservation of capital, and shall invest and reinvest the Trust Fund in short-term investments,including, without limitation, obligations issued or guaranteed by the United States of America or any agency thereof, proportionate interests in any such obligations held by any bank or trust company organized under the laws of the United States of America or any state thereof as a custodian, commercial paper rated A-1 by Standard & Poors Corporation or P-1 by Moddy's Investment Services, Master Notes of corporations with commercial a per ratings of A-1 or P-1, time or savings deposits and certificates of deposit.

     (d) Exercise of Trustee's Duties. Subject to the foregoing provisions of this Section 2, and the provisions of the applicable Investment Guidelines (if any), the Trustee shall discharge its duties hereunder with the same amount of reasonable care as it uses with respect to its own funds and pursuant to the standard of care applicable under New York law to a Trustee in a like capacity familiar with the conduct of like enterprise.

3.   ACCOUNTS:  CONTRIBUTIONS

     3.1.  Establishment of Accounts.

          The Trustee shall create in the Trust Fund a separate Account for each Participant for whom a contribution has been made in accordance with the Payment Schedule provided to the Trustee. All contributions received by the Trustee and all other receipts of the Trustee, whether by way of dividends, interest or otherwise for the account of the Trust Fund, may be commingled, held, invested and, with all disbursements therefrom, accounted for by the Trustee as a single fund. However, if the Trust acquires any policy of insurance on the life of a Participant, such policy, so long as it is held by the Trust, and at the direction of the Company shall be allocated to an Account maintained in the name of the Participant. The Trust Fund shall be revalued by the Trustee as of the last business day of each calendar quarter at current market values, as determined by the Trustee. Net income and net investment gains and losses (including gains and losses on the amounts contributed pursuant to Section 3.2(b)) shall be allocated by the Trustee proportionately among Participants' Accounts as of the end of each calendar quarter based on the value of Participants' Accounts as of the last business day of the preceding calendar quarter. The Trustee shall maintain a record of the value of each Participant's Account based solely on the aggregate value of the Trust Fund, the information provided by the Company as to its contributions with respect to each Participant's Account and any payments therefrom.

     3.2.  Contributions by the Company.

          (a) The Trustee shall receive from the Company such amounts in cash (and other property reasonably acceptable to the Trustee) as the Company may from time to time determine. The Trustee shall be under no obligation to collect any such contribution. All responsibility for the determination of the amount, timing and type of payments made to the Trustee, or otherwise establishing a funding policy consistent with the objectives of the Plan shall be on the Company or its designee. The Company will certify to the Trustee in writing with respect to each such contribution the amount of the contribution being made with respect to each participant's Account and the Trustee shall allocate the contribution among such Accounts accordingly.

          (b)  In addition to contributions made to the Trust pursuant to
Section 3.2(a), the Company may from time to time deliver the Trustee such other amounts as may be considered necessary or appropriate to provide for the payment of expenses of the Trust.

     3.3.  Contribution Schedule.

          Following the occurrence of a Change in Control, contributions under the Plan shall be due from the Company in accordance with the following schedule:

          (a) Contributions to fund Participant deferrals under the Plan shall be due not more than 10 days after the last day of the payroll period with respect to which such Participant deferrals apply.

          (b) Contributions to fund Employer matching contributions under the Plan shall be due not more than 10 days after the last of the calendar month with respect to which the matching Contributions are made.

          (c) Reimbursement of fees and expenses from the Company (including, without limitation, fees and expenses that are incurred by Participants and Beneficiaries and that are to be reimbursed by the Trustee in accordance with
Section 4.10) shall be due not more than 15 days after the date a statement for such fees is submitted to the Company in accordance with this Section 3.

          (d) Notwithstanding the foregoing provisions of this Section 3.3, in no event shall contributions described in this Section 3.3 become due and payable prior to the 10th day following the date of the Change in Control.


     3.4.  Letter of Credit.

          To the extent provided by the written direction of the Company, the Trustee shall obtain, for the benefit of the Trust, one or more letters of credit chosen and negotiated by the Company (or other similar arrangements, with any one or more letters of credit or other similar arrangements referred to collectively in this Trust Agreement as a "Letter of Credit") with respect to contributions that may otherwise be due from the Company under the foregoing provisions of this Section 3, subject to the following:

          (a) The cost of establishing and maintaining the Letter of Credit shall be paid from the Trust Fund to the extent that such cost is not satisfied through payments by the Company or otherwise.

          (b) Although the Company and not the Trustee shall exercise all rights under the Letter of Credit prior to a Change in Control, the rights under the Letter of Credit shall inure to the benefit of the Trust, provided that the Company shall be relieved of its obligation to contribute to the Trust under this Section 3 to the extent that the obligation to make such contributions is in fact satisfied pursuant to the Letter of Credit; and further provided that the Letter of Credit and all proceeds of any sale, assignment or surrender thereof shall be held by the Trustee in and shall be treated as part of the Trust Fund and shall be subject to the claims of creditors to the extent provided in Section 6.3.

          (c) The Participants may take such action as may be necessary to compel payment under the terms of the Letter of Credit. Participants shall be entitled to reimbursement for such actions as set forth in Section 4.10.

          (d) The Trustee shall only acquire such specific Letter or Letters of Credit only to the extent directed by the Company, and nothing in this Section
3.4 shall be construed to require the Company to issue any such direction. The form of such Letter of Credit shall be as prescribed by the Company. Prior to a Change in Control, the Trustee shall only execute such rights under a Letter of Credit as directed in writing by the Company.

          (e) The acquisition and maintenance of a Letter of Credit in accordance with this Section 3.4 shall be treated as a use of Trust Assets that is permitted under this Agreement.

4.   PAYMENT OF BENEFITS

     4.1.  Payments Prior to a Change in Control.

          Prior to a Change in Control, solely out of the Trust Fund and with no obligation otherwise to make any payment, the Trustee shall make such payments as shall be directed by the Company in writing. Such directions shall specify the Accounts to be charged in connection therewith. The Trustee may rely and shall be fully protected in relying on such directions.

     4.2.  Payments On and After Change in Control.

          (a) On and after the occurrence of a Change in Control in the event of a Participant's Termination, such Participant shall provide the Trustee with a Termination

Affidavit. If the Participant is deceased, the Termination Affidavit shall be provided by the Beneficiary is the legal representative of the estate of a Beneficiary who shall also supply the Trustee with a certified copy of the death certificate of the Participant (and, where the Beneficiary who survives the Participant but dies before all benefits have been paid, a certified copy of the death certificate of such Beneficiary), an inheritance tax waiver and such other documents as the Trustee may require (including, without limitation, certified copies of letters testamentary). Promptly upon receipt thereof, the Trustee shall mail a copy of the Termination Affidavit to the Company. The Trustee, solely out of the Trust Fund and with no obligation otherwise to make any payment, shall, as soon as administratively practicable and in conformity with the instructions set forth in the Payment Schedule, make payments to such Participant or Beneficiary at the times and in the manner set forth in the Payment Schedule last received by the Trustee with respect to such Participant or Beneficiary and consistent with the information set forth in the Termination Affidavit. Except as otherwise provided in Section 4.10, the amount payable to a Participant or Beneficiary may not exceed the balance credited to such participant's Account. The Trustee may rely and shall be fully protected in relying on the contents of a Termination Affidavit and all documentation and other information provided to it by the Company or the Administrator for all purposes under this Trust Agreement as if the Plan were deemed funded and the Company and the Administrator were :named fiduciaries" as such term is defined in ERISA.

          (b) Payments to Participants shall be made in the order of the receipt of Termination Affidavits. In the event that the Trustee receives more than one Termination Affidavit on the same day and the Trust Fund is not sufficient to make all of the payments otherwise required as a result of the receipt of such Termination Affidavits, the Trustee, after the payment of all of its unpaid compensation and expenses, shall distribute the balance of the Trust Fund to the Participants who have submitted such Termination Affidavits on a pro rate basis.

     4.3.  Payments in the Event of a Final Determination.

          Notwithstanding anything contained in Section 4 of this Trust Agreement to the contrary, if any time (i) a Final Determination is made that the income of the Trust Fund is taxable to the Trust as a entity and not to the Company, or (ii) if a tax, as a result of a Final Determination, is payable by one or more Participants in respect of any interest in the Trust Fund prior to payment of such interest to such Participant or Participants, then (a) in case of the occurrence of the event described in clause (i), the Trust shall terminate and the assets thereof shall be paid to the Company, (b) in the event of the occurrence of the event described in clause (ii), the Trustee, solely out of the Trust Funds and with no obligation otherwise to make any payment, shall pay to the affected Participant and charge his Account accordingly the amount of the tax so payable, and (c) in the event of the occurrence of the events described in both clauses (i) and (ii), the Trustee shall first pay to the affected Participant or Participants the amount of tax so payable, and then the Trust shall terminate and the remaining assets thereof shall be paid to the Company. Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a Final Determination to have been includible in gross income of a Participant prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Participant and charge his Account accordingly. For purposes of this Section 4.3, the Trustee shall be entitled to rely on an affidavit from a Participant (substantially in the form annexed hereto as Exhibit D) to the effect that a Final Determination described in clause (ii) above has occurred.

     4.4.  Rules Governing Payments.

          The Trustee shall not make any payments to Participants or Beneficiaries from the Trust Fund except as provided in Sections 4.1, 4.2 or 4.3 even though the Trustee may be informed from another source that payments are due under the Plan. The Trustee shall have no duty to determine the propriety or amount of such payments or the rights of any person in the Trust Fund. Any amount paid under Section 4.1, 4.2 or 4.3 shall be charged against such Participant's Account and no payment with respect to a Participant's Account shall be made in excess of the amount then credited to such participant's Account. The Administrator or the Company shall provide the Trustee with sufficient information to enable it to so charge a Participant's Account. The Company shall on a timely basis provide the Trustee with written instructions for the reporting and withholding of any federal, state and local taxes that may be required to be reported and withheld with respect to any amount paid under
Section 4.1, 4.2 or 4.3, and the Trustee shall comply with such written instructions and shall pay any taxes withheld to the appropriate taxing authorities. The Trustee may rely conclusively (and shall be fully protected in such reliance) on the written instructions of the Company as to all tax reporting and withholding requirements.

     4.5.  Payment Schedules.

          (a) Upon the execution of this Trust Agreement, the Company shall deliver to the Trustee a list of current Participants substantially in the form of Exhibit A and the initial Payment Schedules substantially in the form of Exhibit A-1; with the portion of the schedule, as applied to the benefits of each Participant, being delivered to such Participant not later than 60 days after the establishment of the Trust.

          (b) As of the last day of each calendar year (beginning with calendar year 1994), the Company shall prepare an updated Payment schedule, which shall reflect benefit accruals under the Plan for all Participants through such date. The updated Payment Schedule reflecting benefit accruals as of the last day of any calendar year shall be delivered to the Trustee not later than the 60th day following the end of such calendar year; with the portion of the updated schedule, as applied to the benefits of each Participant, being delivered to such Participant not later than such 60th day.

          (c) With respect to Payment Schedules reflecting benefits as of a date either before or after a Change in Control, a Participant (or, in the event of the Participant's death or disability, the Participant's Beneficiary) may in accordance with the terms of the Plan file a protest with respect to the determination of such Participant's benefits. The Participant shall file such protest with the administrator of the Plan and, after the occurrence of a Change in Control, the Participant shall file a copy of the protest with the Trustee.

          (d) A Participant (and the Beneficiaries of such Participant) shall be eligible for reimbursement for fees and expenses incurred in connection with the protest of the Payment Schedule as applied to the Participant to the extent provided in accordance with Section 4.10.

          (e) Subject to the following provisions of this paragraph (e), the Trustee may rely and shall be fully protected in relying on the contents of a Payment Schedule for all purposes under this Trust Agreement without inquiry until it received an amendment thereto or a new Payment Schedule in substitution thereof to the extent permitted hereunder.

     4.6.  Designation of Beneficiaries.

          Amounts payable to the Participant's Beneficiary following the Participant's death shall be paid in accordance with the terms of the Plan. The Trustee may rely and shall be fully protected in relying on the Company's certification as to the identity of any Participant's Beneficiary. The Trustee will not make any distribution to a Beneficiary unless and until receipt of such certification.

     4.7.  Company's Continuing Obligations.

          Notwithstanding any provision of this Trust Agreement to the Contrary, the Company shall remain obligated to pay the Benefits under the Plan. To the extent the amount in a Participant's Account is not sufficient to pay any Benefit when due, the Company shall pay such deficiency directly to the Participant (or, after the Participant's death, the Participant's Beneficiary). Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay the Benefits except to the extent such liabilities are met by the application of Trust Fund assets.

     4.8.  Excess Amounts.

          To the extent there remains an amount credited to a Participant's Account after his Benefits have been paid in full, such exceed shall be reallocated as of the end of that calendar quarter to the remaining Accounts of all other Participants who then have an Account in the Trust Fund in proportion of their respective Accounting balances. After all of the Benefits have been paid in full, the Trust shall terminate and, after the payment of any unpaid expenses, the assets of the Trust fund (if any) shall be transferred to the Company.

     4.9.  Company's Intent.

          It is the intention of the Company to have each Account established hereunder treated as a separate account designed to satisfy the Company;s legal liability under the applicable Agreement in respect of the Participant for whom such Account has been established, and to have the balance, if any, in each such Account revert to the Company after all of the Company's legal liabilities with respect to Benefits under all of the Plan have been met. The Company, therefore, agrees that all income, deductions and credits of each such Account belong to it as owner for income tax purposes and will be included on the Company's income tax returns.

     4.10.  Reimbursement of Participants and Beneficiaries.

          The Trustee upon written notification from either the Compensation and Benefits Committee of the Board or Employee Benefits Committee as set forth herein, shall reimburse the Participants and Beneficiaries for reasonable fees and expenses (including, without limitation, reasonable attorney fees) incurred in connection with a collection of contested benefits under the Plan to the extent that the expenses are incurred in connection with amounts payable after a Change in Control upon obtaining the approval of the Compensation and Benefits Committee of the Board of Directors of the Company as constituted immediately prior to the Change in Control; provided, if that group fails to take action, upon the approval of the Employee Benefits Committee of the SFP Supplemental Retirement and Savings Plan as constituted immediately prior to the Change in Control; provided further, however, that to the extent that (a) more than one Participant or Beneficiary assets a claim against the Company with respect to benefits; (b) the fees and expenses are reimbursable under this Section 4.10; and (c) the fees and expenses attributable to such claims are related and could be consolidated without a material loss of protection to any Participant, then Company may require such consolidation.

5.  CONCERNING THE TRUSTEE

     5.1.  Notice to the Trustee.

          The Trustee may rely on the authenticity, truth and accuracy of, and will be fully protected in acting upon:

          (a) any notice, direction, certification, approval or other writing of the Company, if evidenced by an instrument signed in the name of the Company by an Authorized Officer; and

          (b) any copy of a resolution of the Board of Directors for the Company, if certified by the Secretary or an Assistant Secretary of the Company under its corporate seal; or

          (c) any notice, direction, certification, approval or other writing, oral or other transmitted form of instruction received by the Trustee and believed by it to be genuine and to be sent by or on behalf of the Administrator.

          (d) any notice, direction, certification, approval or other writing of the Compensation and Benefits Committee of the Board or Employee Benefits Committee.

     5.2.  Expenses of the Trust Fund.

          (a) The Trustee is authorized to pay out of the Trust Fund: (i) all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investment; (ii) all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, of with respect to, the Trust Fund or any property included in the Trust Fund; (iii) the Trustee's compensation and expenses as provided in Section 5.3 hereof; and (iv) all other expenses of administering the Trust, unless promptly paid to the Trustee by the Company. To the extent charged against the Trust Fund, all expenses described in this Section 5.2 shall be charged proportionately against, and paid from, all Accounts in existence at the time of such payment.

          (b) In addition to its obligations under paragraph (a) next above, for periods after a Change in Control, the Company shall be obligated to pay all expenses (if any) incurred by the Trustee in connection with the operation of the Plan to the extent that the expenses are incurred pursuant to the terms of this Trust Agreement. For periods after a Change in Control, the Trustee shall submit a statement reflecting expenses owed to the Trustee by the Company not less frequently than quarterly. To the extent that the Trustee incurs such expenses attributable to goods and services provided by persons not affiliated with the Trustee, then the Trustee shall take reasonable steps to assure that a statement for such expenses is submitted to the Company not more than 180 days after the date such expenses are incurred. As soon as practicable after the occurrence of a Change in Control, the Trustee shall submit a statement reflecting outstanding expenses incurred prior the Change in Control.

          (c) The Trustee shall be reimbursed by the Company for payments made to Participants and Beneficiaries under Section 4.10; provided that to the extent that the Company fails to reimburse the Trustee in accordance with this
Section 5.2, the Trustee may charge such amounts against the Trust Fund. However, such charge against the Trust Fund with respect to any fees and expenses shall not relieve the Company of its obligations to reimburse the Trustee for such fees and expenses under this Section 5.2.

     5.3.  Compensation of the Trustee.

          The Company will pay to the Trustee such compensation for its services as set forth in Exhibit B as from time to time amended by the Company and the Trustee and will reimburse the Trustee for all expenses (including reasonable attorney's fees) incurred by the Trustee in the administration of the Trust. If not promptly paid on request, the Trustee may charge such fees and expenses to and pay the same from the Trust Fund. In such event, such fees and expenses shall be charged pro rate to the Accounts in existence on the date of such payment. The compensation and expenses of the Trustee shall constitute a lien on the Trust Fund.

     5.4.  Protection of the Trustee.

          The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suites, judgments, demands, damages, costs and expenses (including without limitation, attorneys' fees and expenses) of any nature arising from or relating to any action or any failure to act by the Trustee, its officers, employees and agents or the transactions contemplated by this Trust Agreement, including but not limited to, any claim made by a Participant or his beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ultra vires, except to the extent that any such loss, liability, action, suite, judgment, demand, damage, cost or expense has been determined by a final judgment of a count of competent jurisdiction to be solely the result of the gross negligence or wilful misconduct of the Trustee, its officers, employees or agents. To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section, the Trustee shall be reimbursed out of the assets of the

Trust Fund or may set up reasonable reserves for the payment of such obligations. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company or the Administrator.

     5.5.  Duties of the Trustee.

          (a) The Trustee will be under no duties except such duties as are specifically set forth as such in this Trust Agreement, and no implied covenant or obligation will be read into this Trust Agreement against the Trustee. The Trustee will not be liable for any action or failure to act except if such action or failure to act constitutes gross negligence or wilful misconduct. The Trustee will not be compelled to take any action toward the execution or enforcement of the Trust or to prosecute or deed any suit in respect thereof, unless indemnified to its satisfaction against loss, cost, liability and expense; and the Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company, the Administrator or a Participant to perform any of their respective obligations under the Plan. Nothing in this Trust Agreement shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the item of such payment or otherwise to risk its own funds.

     5.6.  Settlement of Accounts of the Trustee.

          The Trustee shall keep or cause to be kept accurate and detailed amounts of all investments, receipts, disbursements and other transactions hereunder. Such accounts shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Company or the Administrator. At the request of the Company, the Trustee shall furnish to the Company such other information which it possesses and which the Company reasonably requires for the administration of the Plan. At least annually after the end of each Plan Year, the Trustee shall file with the Company and the Administrator a written account, listing the investments of the Trust Fund and any uninvested cash balance thereof, and setting forth all receipts, disbursements, payments, and other transactions respecting the Trust Fund not included in any such previous account. Any account, when approved by the Company and the Administrator, will be binding and conclusive on the Company, the Administrator and all Participants, and the Trustee will thereby be released and discharged from any liability or accountability to the Company, the Administrator and all Participants with respect to all matters set forth therein. Omission by the Company or the Administrator to object in writing to any specific items in any such account within sixty (60) days after its delivery will constitute approval of the account by the Company and the Administrator.
No other accounts or reports shall be required to be given to the Company, the Administrator or a Participant except as stated herein or except as otherwise agreed to in writing by the Trustee. The Trustee shall not be required to file, and no Participant or Beneficiary shall have right to compel, an accounting, judicial or otherwise, by the Trustee.

     5.7.  Right to Judicial Settlement.

          Nothing contained in this Trust Agreement shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereof in addition to the Trustee shall be the Company, in the case of a proceeding commenced prior to a Change in Control, or the Company and the Participants for whom Accounts are held as part of the Trust Fund and to whom additional Benefits are payable pursuant to a Payment Schedule then in effect (or, in the case of a deceased Participant still entitled to Benefits from the Trust Fund, this Beneficiary), in the case of a proceeding commenced on or after a Change in Control.

     5.8.  Resignation or Removal of the Trustee.

          (a) The Trustee may at any time resign and may at any time be removed by the Company upon sixty (60) days' notice in writing; provided, however, that following a Change in Control, the Company shall have the right to remove the Trustee only with the written consent of two-thirds of the Participants for whom Accounts are held as part of the Trust Fund and to whom additional Benefits are payable pursuant to a Payment Schedule then in effect.

          (b) For purposes of this Trust Agreement, if a vote or the approval of the Participants is required, determination of the Participants eligible to vote shall be made as of the time of the vote, or as of a date not more than 30 days prior to the vote, but excluding any Participants who then have no earned benefits under the Plan. For purposes of such vote, each Participant shall have one vote. If any Participant is deceased, his Beneficiary shall vote for the Participant, provided that the votes of all beneficiaries with respect to any deceased Participant shall together count for but one vote. If a Participant is incapacitated so that he is unable to vote in a timely manner, his guardian or person responsible for his care shall vote for the Participant.

     5.9.  Appointment of Successor Trustee.

          In the event of the resignation of removal of the Trustee, or in any other event in which the Trustee ceases to act, a successor trustee may be appointed by the Company by instrument in writing delivered to and accepted by the successor trustee; provided, however, that following a Change in Control, the designation of a successor trustee shall be approved in writing by two-thirds of the Participants for whom Accounts are held as part of the Trust Fund and to whom additional Benefits are payable pursuant to a Payment Schedule then in effect. Notice of such appointment and approval, if applicable, will be given by the Company to the retiring trustee, and the successor trustee will deliver to the retiring trustee an instrument in writing accepting such appointment. Notwithstanding the foregoing, if not appointment and approval, if applicable, of a successor trustee is made by the Company within a reasonable time after such a resignation, removal or other event, any court of competent jurisdiction may appoint a successor trustee after such notice, if any, solely to the Company and the retiring trustee, as such court may deem suitable and property.

     In the event of such resignation, removal or other event, the retiring trustee or its successors and assigns shall file with the Company a final account to which the provisions of Section 5.6 hereof relating to annual account shall apply.

     In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will after the settlement of its final account and the receipt of any compensation or expenses due it, deliver the Trust Fund to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require. The retiring trustee will retain a lien upon the Trust Fund to secure all amounts due the retiring trustee pursuant to the provisions of this Trust Agreement.

     5.10.  Merger or Consolidation of the Trustee.

          Any corporation continuing as the result of any merger or resulting from any consolidation to which merger or consolidation the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed automatically to be continuing as the Trustee.

6.  ENFORCEMENT; CHANGE IN CONTROL; CREDITORS

     6.1.  Enforcement of Trust Agreement and Legal Proceedings.

          The Company shall have the right to enforce any provision of this Trust Agreement, and on or after a Change in Control, any Participant (or if such participant is deceased, his Beneficiary) shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such Participant in the Trust. Except as otherwise provided in Sections 5.6 and 5.7 hereof, in any action or proceeding affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Participants with respect to whom Accounts are then in existence in the Trust Fund and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.

     6.2.  Change in Control.

          For purposes of this Trust, a Change in Control of the Company shall be deemed to have occurred if the circumstances in paragraph (a), paragraph (b), paragraph (c) or paragraph (d) occur:

          (a) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or The Atchison, Topeka and Santa Fe Railway Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or The Atchison, Topeka and Santa Fe Railway Company, or any corporation owned, directly or indirectly, by the stockholders of the Company or the Atchison, Topeka and Santa Fe Railway Company in substantially the same proportions as their ownership of stock of the Company or The Atchison, Topeka and Santa Fe Railway Company), is or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or The Atchison, Topeka and Santa Fe Railway Company representing 25% or more of the combined voting power of the Company's or The Atchison, Topeka and Santa Fe Railway Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (c) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whole election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company or The Atchison, Topeka and Santa Fe Railway Company approve a merger or consolidation of the Company or The Atchison, Topeka, Santa Fe Railway Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company or The Atchison, Topeka and Santa Fe Railway Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or The Atchison, Topeka and Santa Fe Railway Company (or such surviving entity) outstanding immediately after such merger or consolidation or
(b) a merger or consolidation effected to implement a recapitalization of the Company or The Atchison, Topeka and Santa Fe Railway Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's or The Atchison, Topeka and Santa Fe Railway Company's then outstanding securities; or


          (d) the stockholders of the Company or The Atchison, Topeka and the Santa Fe Railway Company approve a plan of complete liquidation of the Company or The Atchison, Topeka and Santa Fe Railway Company or an agreement for the sale or disposition by the Company or The Atchison, Topeka and Santa Fe Railway Company of all or substantially all of the Company's or The Atchison, Topeka and Santa Fe Railway Company's assets. For purposes of this clause (d), the term "the sale or disposition by the Company or The Atchison, Topeka and Santa Fe Railway Company of all or substantially all of the Company's or The Atchison, Topeka and Santa Fe Railway Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or The Atchison, Topeka and Santa Fe Railway Company or of any direct or indirect subsidiary of the Company or The Atchison, Topeka and Santa Fe Railway Company (including the stock of any direct or indirect subsidiary of the Company or The Atchison, Topeka and Santa Fe Railway Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company or The Atchison, Topeka and Santa Fe Railway Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company or The Atchison, Topeka and Santa Fe Railway Company (as hereinafter defined). For purposes of the preceding sentence, the fair market value of the Company or The Atchison, Topeka and Santa Fe Railway Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company or The Atchison, Topeka and Santa Fe Railway Company" shall be the aggregate market value of the Company's or The Atchison, Topeka and Santa Fe Railway Company's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's or The Atchison, Topeka and Santa Fe Railway Company's other outstanding equity securities. The aggregate market value of the Company's or The Atchison, Topeka and Santa Fe Railway Company's common stock shall be determined by multiplying the number of shares of the Company's or The Atchison, Topeka and Santa Fe Railway Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for the Company's or The Atchison, Topeka and Santa Fe Railway Company's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of The Atchison, Topeka and Santa Fe Railway Company or any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company's or The Atchison, Topeka and Santa Fe Railway Company's common stock (in the event such common stock is not publicly traded) or by such other method as the Board of Directors of the Company or The Atchison, Topeka and Santa Fe Railway Company shall determine is appropriate.

          (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any one or more transactions contemplated by a certain agreement known as the Agreement and Plan of Merger dated as of June 29, 1994 between Burlington Northern Inc. and Santa Fe Pacific Corporation (referred to as the "Merger Transactions"), or any events or transactions that form a part of, or are in furtherance of, the Merger Transactions, or the execution of any agreement in furtherance of the Merger Transactions, be treated as a "Change in Control" or a "Potential Change in Control" for purposes of this Agreement.

          (f) Notwithstanding the foregoing definition, no Change in Control shall be deemed to have occurred for purposes of this Trust Agreement unless and until the Trustee has actual knowledge from a Reliable Source, not including a Participant, of such Change in

Control.

     6.3  Insolvency of the Company.

          (a) If at any time (i) the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, (ii) the Trustee is served with any order, process or paper from which it appears that an allegation to the effect that the Company is Insolvent has been made in a judicial proceeding or (iii) the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency or from a Reliable Source to the effect that the Company is Insolvent, the Trustee shall discontinue payment of benefits under this Trust Agreement, shall hold the Trust Fund for the benefit of the Company's creditors, and shall resume payment of Benefits under this Trust Agreement in accordance with Section 4 hereof only upon receipt of an order of a court of competent jurisdiction requiring such payment or if the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency or other Reliable Source (other than a Reliable Source described in clause (iii) of the definition thereof) to the effect that the Company is not Insolvent; provided, however, that in the event that payment of Benefits was discontinued by reason of a court order or injunction, the Trustee shall resume payment of Benefits only upon receipt of an order of a court of competent jurisdiction requiring such payment. The Company and its Chief Executive Officer shall be obligated to give the Trustee prompt written notice in the event that the Company becomes Insolvent. The Trustee shall not be liable to anyone in the event Benefits are discontinued pursuant to this Section 6.3.

          (b)  If the Trustee discontinue payment of Benefits pursuant to
Section 6.3(a) and subsequently resumes such payment, the first payment to the Participant for his Account following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to such Participant under this Trust Agreement but for Section 6.2(a) and the aggregate payments actually made to such Participant by the Company (as certified to the Trustee by the Participant in writing) during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance.

          (c) In the event that at any time any amount is paid from the Trust Fund to creditors of the Company, the Company shall upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors. The Trustee shall be under no obligation to collect any such deposit.

7.  AMENDMENT, REVOCATION AND TERMINATION

     7.1.  Amendment.

          (a) Prior to the occurrence of a Change in Control, the Company may from time to time amend in writing, in whole or in part, any or all of the provisions of this trust Agreement with the written consent of the Trustee but without the consent of any Participant; except that the Trust Agreement may not be amended in accordance with this paragraph (a) during a Potential Change in Control.

          (b) At any time upon or after the occurrence of a Change in Control, and during a Potential Change in Control, the Company may from time to time amend in writing, in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee and two-thirds of the Participants for whom Accosts are held as part of the Trust Fund and to whom additional Benefits are payable pursuant to a Payment Schedule then in effect. In addition, the Trust Agreement may be amended by the Company at any time with the written consent of the Trustee, but only to the extent such amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants. In the event that the Company proposes to adopt an amendment to the Trust Agreement pursuant to the preceding sentence, the Company shall provide the Trustee with an opinion of counsel reasonably acceptable to the Trustee and in form and substance satisfactory to the Trustee to the effect that such amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants. The Trustee may rely and shall be fully protected in relying on such opinion without inquiry.

     7.2.  Revocability.

          (a) Prior to a Change in Control, the Trust shall be revocable by the Company, all or any part of the trust Fund shall be recoverable by the Company (with or without revocation of the Trust), and the Participants shall have no right to any part of the Trust Fund. However, during a Potential Change in Control, the trust may not be revoked in accordance with this paragraph (a); provided that during a Potential Change in Control (and prior to a Change in Control), all or any part of the trust Fund shall be recoverable by the Company.

          (b) Upon a Change in Control, the Trust shall become irrevocable, and shall be held for the exclusive purpose of providing the Benefits to Participants and their beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Once the Trust has become irrevocable in accordance with this paragraph (b), no part of the income or corpus of the Trust Fund shall be recoverable by the Company.

          (c) During a Potential Change in Control, the Trust shall not revocable. The Trust may be revoked after a Potential Change in Control ceases. However, the Trust may not be revoked if the Potential Change in Control and, in such circumstances, the Trust shall be subject to paragraph (b) next above.

          (d) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims of creditors of the Company as provided in Section 6.3 of this Trust Agreement.

     7.3  Termination.

          (a) Prior to a Change in Control, the Company may revoke and terminate the Trust at any time, in its sole discretion, without the approval of any Participant, upon notice in writing to the trustee. As soon as practicable following the Trustee's receipt of such notice, the

Trustee shall settle its final accounts in accordance with Section 5.6 hereof and, after the receipt of any unpaid fees and expenses, shall distribute the balance of the Trust Fund as directed by the Company.

          (b) Following a Change in Control the Trust shall terminate after the Trustee shall have made all payments required by Section 4, and, after the Trustee's final accounts have been settled in accordance with Section 5.6 hereof and after the receipt of any unpaid fees and expenses, the Trustee shall distribute the balance of the Trust Fund as directed by the Company.

8.  MISCELLANEOUS PROVISIONS

     8.1.  Successors.

          This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.

     8.2.  Nonalienation.

          Except insofar as applicable law may otherwise require, (a) no amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.

     8.3.  Communications.

          (a) Communications to the Company shall be addressed to the Company at 1700 E. Golf Road, Schaumburg, Illinois 60173, Attn: Carol Beerbaum, provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

          (b) Communications to the Trustee shall be addressed to it at One Wall Street, New York, New York 10286, Attn: Division Head, Master Trust/Custody Division; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

          (c) No communication shall be binding on the Trustee until it is received by officer the Trustee having primary responsibility for this Trust, and no communication shall be binding on the Company until it is received by the Company,

     8.4.  Headings.

          Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

     8.5.  Third Parties.

          A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

     8.6.  Governing Law.

          This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws and the Trustee shall be liable to account only in the courts of that state.

     8.7.  Counterparts.

          This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

          IN WITNESS WHEREOF, This Trust Agreement has been duly executed by the parties hereto a of the day and year first above written.



                                    SANTA FE PACIFIC CORPORATION

                                    By:
                                       -------------------------------
Attest

- -------------------------           THE BANK OF NEW YORK, as TRUSTEE

                                    By:
                                       -------------------------------